UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2008

CIB Marine Bancshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-24149	37-1203599
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

N27 W24025 Paul Court, Pewaukee, Wisconsin		53072
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	262-695-6010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2008, Charles J. Baker was appointed to the Board of Directors of the registrant to fill one of its vacant seats. Mr. Baker's term will expire at the next annual meeting of the registrant's shareholders.

Mr. Baker is a Certified Public Accountant and retired as a partner of Ernst & Young LLP in 2005 after serving the firm in a variety of increasing responsible roles for 36 years. From 1996 to 2005, he was Partner in the National Office Professional Practice Group with responsibility for the Lake Michigan area, which consisted of the Chicago, Milwaukee, Indianapolis, Grand Rapids and Fort Wayne offices. In this role, Mr. Baker was responsible for technical reviews of audits of public and private companies, consulting with clients on accounting and SEC issues, and participating in numerous initial public offerings and other SEC filings. Mr. Baker also had a six-month assignment in the firm’s Tokyo office, and served for many years as Partner in the firm’s Milwaukee office.

At this time, Mr. Baker has not been nominated to serve on any committee of the Board. Mr. Baker has served on the Board of Directors of Marine Bank, a subsidiary of the registrant, since July 2006. Mr. Baker does not have a direct or indirect material interest in any transaction with the registrant required to be disclosed pursuant to Item 404(a) of Regulation S-K. There was no arrangement or understanding between Mr. Baker and any other person pursuant to which Mr. Baker was elected to the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIB Marine Bancshares, Inc.

January 25, 2008	By:	John P. Hickey, Jr.

Name: John P. Hickey, Jr.
Title: President and CEO